                                                                  CONFORMED COPY



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   _________________________________________

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 10, 1997



                             WHIRLPOOL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                      1-3932                38-1490038
----------------------------        ---------------       -------------------
(State or other jurisdiction        (Commision File        (I.R.S. Employer
     of incorporation)                  number)           Identification No.)



         2000 M63 North,  Benton Harbor, Michigan            49022-2692
         --------------------------------------------------------------
         (Address of principal executive officers)           (Zip Code)



                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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Item 5.   Other Events
          ------------

     On July 10, 1997, the registrant announced that Eileen Kamerick has been named corporate vice president and treasurer for the company.

     On July 15, 1997, the registrant reported second quarter and first half earnings for 1997. The Company reported second quarter net earnings of $65 million or 86 cents per share on net revenues of $2.1 billion. For the first half of 1997, the Company reported net earnings of $111 million or $1.48 per share on net revenues of $4.2 billion.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

     Exhibit 1
     ---------

     Copy of a press release dated July 10, 1997 regarding the company's announcement that Eileen Kamerick has been named corporate vice president and treasurer for the company.

     Exhibit 2
     ---------

     Copy of a press release dated July 15, 1997 reporting Company earnings for the second quarter 1997.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WHIRLPOOL CORPORATION
                                 Registrant



Date: July 17, 1997           By:  /s/  Daniel F. Hopp
                                 -------------------------------
                                 Name:  Daniel F. Hopp
                                 Title: Vice President, General
                                        Counsel and Secretary